UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2009

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 13, 2009, Autobytel Inc. (“Autobytel”) entered into an amendment (the “Amendment”) to its Rights Agreement, dated as of July 30, 2004, between Autobytel and Computershare Trust Company, N.A., successor-in-interest to U.S. Stock Transfer Corporation, as rights agent (as amended by the Amendment, the “Amended Rights Agreement”). The Amendment amends the stockholder rights agreement to, among other things, exclude CCM Master Qualified Fund, Ltd., Coghill Capital Management, L.L.C. and Clint Coghill (collectively, “Coghill”) from the definition of “Acquiring Person” so long as: (1) Coghill, together with its affiliates and associates, is not, when aggregating all shares of common stock of Autobytel, par value $0.001 per share (the “Common Shares”), owned by all such persons, the beneficial owner of more than 8,118,410 Common Shares, (2) the Standstill Agreement (as defined below) continues to be binding on Coghill, (3) Coghill is in substantial compliance (as determined by the Board of Directors in its discretion) with the Standstill Agreement, (4) any and all amendments to the Standstill Agreement have been approved by the Board of Directors of Autobytel, and (5) no amendments, if exercised after the Distribution Date (as defined in the Amended Rights Agreement) cure, or have the effect of curing, any prior breach of the Standstill Agreement or any amendment thereto.

The foregoing description of the Amended Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of (1) the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference, and (2) Autobytel’s Rights Agreement, dated as of July 30, 2004, a copy of which was filed as Exhibit 99.2 to Autobytel’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 2, 2004 and is incorporated herein by reference.

On January 13, 2009, in connection with the Amendment, Autobytel also entered into a standstill agreement (the “Standstill Agreement”) with Coghill. Pursuant to the Standstill Agreement, Coghill agreed to certain standstill restrictions during any time period that Coghill and its affiliates and associates collectively beneficially own in excess of 9.7% of the then outstanding Common Shares (the “Standstill Period”).

In addition, Coghill has agreed that during the Standstill Period it will only sell Common Shares in open market transactions or in private transactions so long as any sale in a private transaction is not to a person or group reasonably known to Coghill after due inquiry who beneficially owns, or as result of such transaction would beneficially own, more than 5% of the then outstanding Common Shares.

Pursuant to the Standstill Agreement, Coghill also agreed that during the Standstill Period, Coghill will vote any and all Common Shares beneficially owned by it in the same proportion as the votes cast by all other voting stockholders of Autobytel.

The foregoing description of the Standstill Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Standstill Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On January 15, 2009, Autobytel announced that it amended its stockholder rights agreement and, in connection therewith, entered into the Standstill Agreement with Coghill and issued a press release entitled “Autobytel Amends Rights Plan and Enters Into Standstill with Coghill Capital Management,” a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Amendment No. 1 to Rights Agreement between Autobytel and Computershare Trust Company, N.A., successor-in-interest to U.S. Stock Transfer Corporation

10.1	Standstill Agreement between Autobytel and Coghill

99.1	Press release dated January 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Senior Vice President, Chief Legal and Administrative Officer and Secretary

Date: January 15, 2009

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amendment No. 1 to Rights Agreement between Autobytel and Computershare Trust Company, N.A., successor-in-interest to U.S. Stock Transfer Corporation

10.1	Standstill Agreement between Autobytel and Coghill

99.1	Press release dated January 15, 2009

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